EXHIBIT 10.6

AMENDMENT TO

CONVERTIBLE PROMISSORY NOTE

This Amendment to the Convertible Promissory Note (the “Amendment”) of iCoreConnect, Inc., a Delaware corporation (“Company”) is entered into as of the date set forth on the signature page hereto, by and between the undersigned holder (the “Holder”) of the original Convertible Promissory Note as set forth on the signature page hereto (the “Note”).  Capitalized terms used herein, but not otherwise defined shall have the meanings ascribed to them in the Note.

For good and valuable consideration, the receipt of which is hereby acknowledged, the Company and Holder desire to amend the Note in the manner set forth below:

1. Amendments.

(a) The first sentence of Section 3(a) of the Note is hereby amended as follows:

“Subject to the provisions of Section 3(c), at any time after the date the Company’s shareholders approve the conversion of this Note pursuant to Listing Rule 5635(d), the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 3(b), at the Conversion Price (as defined below).”

2. Terms of Note. Except as explicitly amended or modified hereunder, the terms of the Note shall remain in full force and effect.

3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Florida, without regard to its conflicts of law principles.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment by their duly authorized representatives as of the date first written above.

COMPANY iCoreConnect, Inc.
By:
Name:
Title:

Date:

HOLDER HOLDER
By:
Name:

“Note” means: Issuance Date: Original Principal Amount:

Signature Page to the

Amendment to Convertible Promissory Note

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